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                                                                    EXHIBIT 99.2

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of GAINSCO, INC. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Daniel J. Coots, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                            /s/ Daniel J. Coots
                                            -------------------
                                            Daniel J. Coots
                                            Senior Vice President,
                                             Chief Financial Officer and
                                             Chief Accounting Officer
                                            May 15, 2003

A signed original of this written statement required by Section 906 has been provided to GAINSCO, INC. and will be retained by GAINSCO, INC. and furnished to the Securities and Exchange Commission or its staff upon request.